Cancer Genetics, Inc. Announces Consolidation and Cost Reduction in Administrative and Operational Support Functions

Rutherford, NJ., January 06, 2017 – Cancer Genetics, Inc. (Nasdaq:CGIX) an emerging leader in enabling precision medicine for oncology through the use of molecular markers and information, announced today further consolidation and cost reductions in the Company’s administrative, finance and operational support functions, which management believes will aid in leading the Company on a path to profitability.  The Company has further integrated finance and administrative functions across the US operations and finalized implementation of key financial ERP and HR systems that enable greater efficiency. As a result of the streamlining, the Company has implemented a headcount reduction across administrative and support roles, and has restructured functions to achieve greater operational efficiency.

Cancer Genetics is also announcing the internal promotion of Victor Cross, MBA, CPA to the position of Chief Accounting Officer.  Mr. Cross joined the Company in October 2016 and brings to the position over 20 years of solid finance and accounting experience serving both private and public companies.  Prior to joining Cancer Genetics, Victor worked for Mettler-Toledo, a global leader of analytical and life sciences instrumentation and for Bristol Myers Squibb Company for 14 years where he held positions of increased responsibilities with the most recent role as Financial Controller for their biologics manufacturing and process development operation in Syracuse, NY.  Victor brings a wealth of experience in process and efficiency improvements, system implementations, project management and financial modeling.  Mr. Cross holds an MBA in Finance and Accounting from Fairleigh Dickinson University; an MA in Industrial Relations and Personnel Administration from St. Francis University, and is a Certified Public Accountant.

As part of the restructuring, Edward J. Sitar will no longer serve as the Company’s Chief Financial Officer and Treasurer, effective February 3, 2017. “We would like to thank Edward Sitar for his service and commitment to Cancer Genetics, and we wish him well in his new endeavors,” concluded Panna Sharma.  Mr. Sitar’s responsibilities will be taken over by Victor Cross, Chief Accounting Officer and John “Jay” Roberts, Chief Operating Officer & EVP of Finance.

The actions associated with today’s announcement are expected to have a positive impact on the Company’s income statement beginning in the second quarter 2017.

About Cancer Genetics:
Cancer Genetics, Inc. is an emerging leader in enabling precision medicine for oncology through the use of molecular markers and information. CGI is developing a global footprint with locations in the US, India and China. We have established strong clinical research collaborations with major cancer centers such as Memorial Sloan Kettering, The Cleveland Clinic, Mayo Clinic, Keck School of Medicine at USC and the National Cancer Institute.

The Company offers a comprehensive range of laboratory services that provide critical genomic and biomarker information. Its state-of-the-art reference labs are CLIA-certified and CAP-accredited in the US and have licensure from several states including New York State.

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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to Cancer Genetic, Inc.'s expectations regarding future financial and/or operating results and potential for our tests and services, and future revenues or growth in this press release constitute forward-looking statements.
Any statements that are not historical fact (including, but not limited to, statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, risks that anticipated benefits from acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights and other risks discussed in the Cancer

Genetics, Inc. Form 10-K for the year ended December 31, 2015 and the Form 10-Q for the Quarter ended September 30, 2016 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.